Reconciliation of Consolidated Operating Income excluding Advertising Solutions Segment
AT&T Inc.
Dollars in millions	Three Months Ended
Unaudited	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11	9/30/11	12/31/11	3/31/12

Operating Revenues - reported	$30,808	$31,581	$31,361	$31,247	$31,495	$31,478	$32,503	$31,822
less: Advertising Solutions	1,007	961	926	868	841	803	781	744
Operating Revenues - without Ad Solutions	29,801	30,620	30,435	30,379	30,654	30,675	31,722	31,078
Year-over-year growth - reported					2.2%	-0.3%	3.6%	1.8%
Year-over-year growth - without Ad Solutions					2.9%	0.2%	4.2%	2.3%

Operating Expenses

Cost of services and sales (exclusive of depreciation and
amortization shown separately below) - reported	11,960	13,016	12,984	12,813	12,756	12,656	16,950	12,913
less: Advertising Solutions	376	359	319	344	322	276	289	314
Cost of services and sales (exclusive of depreciation and
amortization shown separately below) - without Ad Solutions	11,584	12,657	12,665	12,469	12,434	12,380	16,661	12,599

Selling, general and administrative - reported	7,946	8,261	11,297	8,042	7,972	7,969	17,060	8,248
less: Advertising Solutions	286	271	308	228	259	278	269	233
Selling, general and administrative - without Ad Solutions	7,660	7,990	10,989	7,814	7,713	7,691	16,791	8,015

Impairment of intangible assets - reported	-	-	85	-	-	-	2,910	-
less: Advertising Solutions	-	-	-	-	-	-	2,910	-
Impairment of intangible assets - without Ad Solutions	-	-	85	-	-	-	-	-

Depreciation and amortization - reported	4,819	4,873	4,907	4,584	4,602	4,618	4,573	4,560
less: Advertising Solutions	132	124	103	106	101	94	85	77
Depreciation and amortization - without Ad Solutions	4,687	4,749	4,804	4,478	4,501	4,524	4,488	4,483

Total Operating Expenses - reported	24,725	26,150	29,273	25,439	25,330	25,243	41,493	25,721
less: Advertising Solutions	794	754	730	678	682	648	3,553	624
Total Operating Expenses - without Ad Solutions	23,931	25,396	28,543	24,761	24,648	24,595	37,940	25,097

Operating Income (Loss) - reported	$6,083	$5,431	$2,088	$5,808	$6,165	$6,235	$(8,990)	$6,101
less: Advertising Solutions	213	207	196	190	159	155	(2,772)	120
Operating Income (Loss) - without Ad Solutions	5,870	5,224	1,892	5,618	6,006	6,080	(6,218)	5,981
Operating Income margin - reported	19.7%	17.2%	6.7%	18.6%	19.6%	19.8%	-27.7%	19.2%
Operating Income margin - without Ad Solutions	19.7%	17.1%	6.2%	18.5%	19.6%	19.8%	-19.6%	19.2%

Advertising Solutions Segment - as previously reported
	Three Months Ended
	6/30/10	9/30/10	12/31/10	3/31/11	6/30/11	9/30/11	12/31/11	3/31/12
Segment Operating Revenues	$1,007	$961	$926	$868	$841	$803	$781	$744

Segment Operating Expenses
Operations and Support	662	630	627	572	581	554	558	547
Impairment of Intangible Assets	-	-	-	-	-	-	2,910	-
Depreciation and amortization	132	124	103	106	101	94	85	77
Total Segment Operating Expenses	794	754	730	678	682	648	3,553	624

Segment Income	$213	$207	$196	$190	$159	$155	$(2,772)	$120

Segment Income Margin	21.2%	21.5%	21.2%	21.9%	18.9%	19.3%	-	16.1%